Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254000

PROSPECTUS SUPPLEMENT
(To prospectus dated March 19, 2021)

Up to $50,000,000
Common Stock

We have entered into a sales agreement, with each of Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (each an “Agent” and collectively the “Agents”) dated July 2, 2021, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50 million from time to time through the Agents.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CERC.” On June 28, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.50 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of the shares of our common stock sold by them pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Agents. In connection with the sale of the common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of each of the Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-10 regarding the compensation to be paid to the Agents.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor	RBC Capital Markets

The date of this prospectus is July 2, 2021.
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PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50 million from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and the Agents are not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Cerecor,” “Company,” “we,” “our” and “us” in this prospectus supplement, we mean Cerecor Inc. or its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

This prospectus supplement includes our trademarks and trade names, including, without limitation, CERECOR and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus supplement also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent permitted under applicable law, our or its rights or the right of any applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain or may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the expansion of our drug portfolio; strategic alternatives for Millipred®; and other statements that are not historical.

These statements are based upon the current beliefs and expectations of our management but are subject to significant risks and uncertainties, including:

•drug development and manufacturing costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic and competition;

•regulatory risks;

•our debt and cash position and the potential need for us to raise additional capital;

•general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and

•those other risks detailed in our filings with the SEC.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described above, those described in “critical accounting estimates” described in Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Estimates" of our most recent annual report filed on Form 10-K, and those described below under the heading “Risk Factors” and under similar headings in other documents, including in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in other filings with the SEC, that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein from our filings with the SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the entire prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing our securities in this offering.

Company Overview

We are a biopharmaceutical company focused on becoming a leader in the development and commercialization of treatments for immunology, immuno-oncology and rare genetic disorders. We are advancing our clinical-stage pipeline of innovative therapies that address unmet patient needs within rare and orphan diseases. Our rare disease pipeline includes CERC-801, CERC-802 and CERC-803 (“CERC-800 compounds”), which are in development for congenital disorders of glycosylation and CERC-006, an oral mTORc1/c2 inhibitor in development for the treatment of complex lymphatic malformations. We are also developing two monoclonal antibodies, CERC-002 and CERC-007. CERC-002 targets the cytokine LIGHT (TNFSF14) and is in clinical development for the treatment of severe pediatric-onset Crohn's disease and COVID-19 acute respiratory distress syndrome. CERC-007 targets the cytokine IL-18 and is in clinical development for the treatment of Still’s disease (adult onset Still’s disease and systemic juvenile idiopathic arthritis) and multiple myeloma. CERC-006, 801, 802 and 803 have all received Orphan Drug Designation and Rare Pediatric Disease Designation, which makes all four eligible for a priority review voucher upon approval from the U.S. Food and Drug Administration.

We have one commercialized product Millipred®, a non-core asset, which is an oral prednisolone indicated across a wide variety of inflammatory conditions. Our arrangement with our current distribution partner came to an end on June 30, 2021. We are currently finalizing our trade and distribution channel to allow us to control third party distribution by the third quarter of 2021.

Overview of Our Pipeline

Core Research & Development Areas	Therapeutic Area	Program	Mechanism of Action	Lead Indication	Development Stage				Anticipated Milestone
					Preclin	Phase 1	Phase 2	Pivotal Trial	
Immunology	Inflammation	CERC-002 ‡	Anti-LIGHT mAb	COVID-19 ARDS					**Received FTD***
		CERC-002	Anti-LIGHT mAb	Severe Pediatric Onset Crohn's					**Initial Data 2Q 2021****
		CERC-007	Anti-IL-18 mAb	AOSD					**Initial Data 3Q 2021**
Oncology	Blood Cancers	CERC-007	Anti-IL-18 mAb	Multiple Myeloma					**Top Line Data 2H 2021**
Rare Genetic Disorders	Complex Lymphatic Malformations	CERC-006+	Dual mTOR inhibitor	Complex Lymphatic Malformations					**Initial Data 3Q 2021**
	Congenital Disorders of Glycosylation	CERC-801+ ‡	D-Galactose replacement	PGM1-CDG					**Pivotal Trial Data 1Q 2022**
		CERC-802 + ‡	D-Mannose replacement	MPI-CDG					**Pivotal Trial Data 2H 2021**
		CERC-803+ ‡	L-Fucose replacement	LAD-II (SLC35C1-CDG)					**Pivotal Trial Data 2H 2021**

+ Orphan Drug Designation, Rare Pediatric Disease Designation; Eligibility for Priority Review Voucher upon approval

‡ Fast Track Designation

*The Company remains in dialogue with the FDA and is working through feedback to determine the trial design for a registrational study and accompanying timelines, including the potential expansion to a larger patient population in broader ARDS.

**The Company completed the first cohort of its ongoing Phase 1b trial in June 2021 and anticipates to release initial data in July 2021.

Corporate Information

Our principal executive offices are located at 540 Gaither Road, Suite 400, Rockville, Maryland 20850. Our website address is www.cerecor.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in the Exchange Act which allows us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations in our periodic reports and proxy statements. We may take advantage of these reduced disclosure obligations available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding immediately after this offering
Up to 103,390,530 shares (as more fully described in the notes following this table), assuming sales of 14,285,714 shares of our common stock in this offering at an offering price of $3.50 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on June 28, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution
“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for our common stock through the Agents. See the section entitled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds of this offering, if any, for working capital and other general corporate purposes. See the section entitled “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	“CERC”

The above discussion and table are based on 89,104,816 shares of our common stock issued and outstanding as of March 31, 2021, and excludes (as of March 31, 2021):

•10,569,891shares of our common stock issuable upon the exercise of stock options outstanding pursuant to the Third Amended and Restated 2016 Equity Incentive Plan, at a weighted-average exercise price of $3.71 per share;

•2,728,771 shares of common stock available for future issuance under the Third Amended and Restated 2016 Equity Incentive Plan;

•1,925,308 shares of common stock reserved for future issuance under the Employee Stock Purchase Plan;

•155,833 shares of unvested restricted stock units outstanding;

•2,375,000 shares of our common stock issuable upon the exercise of stock options outstanding pursuant to equity compensation plans not approved by stockholders, at a weighted-average exercise price of $4.00 per share;

•1,676,923 pre-funded warrants exercisable at $0.001 per share;

•4,002,380 warrants to purchase shares of our common stock at a weighted average exercise price of $12.50 per share; and

•6,285,715 shares of common stock issuable upon the conversion of Series B Non-Voting Convertible Preferred Stock, all of which were converted into shares of our common stock in April 2021.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings under the Exchange Act, before acquiring any such securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

A substantial number of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $50 million worth of common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 14,285,714 of our common stock are sold during the term of the sales agreement with the Agents, in each case, for example, at a price of $3.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 28, 2021, upon completion of this offering, based on 89,104,816 shares of our common stock outstanding as of March 31, 2021, we will have outstanding an aggregate of 103,390,530 shares of common stock, assuming no exercise of outstanding options, warrants and vesting of restricted stock units.

Additional dilution may result from the issuance of our common stock in connection with collaborations or other financing efforts.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities convertible into or exchangeable for our common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities convertible into or exchangeable for our common stock in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

Investors in this offering will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of our common stock in the aggregate amount of $50 million at an assumed offering price of $3.50 per share, the last reported sale price of our common stock on June 28, 2021 on the Nasdaq Capital Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of March 31, 2021 would have been approximately $65.8 million, or approximately $0.64 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.44 per share of common stock to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.86 per share to new investors of our common stock in this offering. See “Dilution” on page S-9 of this prospectus supplement.

The actual number of shares we will issue under the sales agreement with the Agents, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the Agents and compliance with applicable law, we have the discretion to deliver placement notices to the Agents at any time throughout the term of the sales agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agents.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

Risks Related to our Financial Position

Raising funds through lending arrangements may restrict our operations or produce other adverse results.

Our current loan agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP (collectively, the “Lenders”), which we entered into in June 2021, contains a variety of affirmative and negative covenants, including required financial reporting, limitations on certain dispositions of assets, limitations on the incurrence of additional debt and other requirements. To secure our performance of our obligations under this Loan Agreement, we granted a security interest in substantially all of our assets, other than certain intellectual property assets, to the Lenders. Our failure to comply with the covenants in the Loan Agreement, the occurrence of a material impairment in our prospect of repayment or in the perfection or priority of the Lender’s lien on our assets, as determined by the Lenders, or the occurrence of certain other specified events could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt, potential foreclosure on our assets and other adverse results. Additionally, we are bound by certain negative covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without consent of the Lenders, including, without limitation, incurring certain additional indebtedness, making certain asset dispositions, entering into certain mergers, acquisitions or other business combination transactions or incurring any non-permitted lien or other encumbrance on our assets. The foregoing prohibitions and constraints on our operations could result in our inability to: (i) acquire promising intellectual property or other assets on desired timelines or terms; (ii) reduce costs by disposing of assets or business segments no longer deemed advantageous to retain; (iii) stimulate further corporate growth or development through the assumption of additional debt; or (iv) enter into other arrangements that necessitate the imposition of a lien on corporate assets. We cannot assure you that our business will be able to generate sufficient cash flow or that future borrowings or other financings will be available to us in an amount sufficient to enable us to pay the principal, premium, if any, and interest on our existing or future indebtedness.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.

We intend to use the net proceeds of this offering, if any, for working capital and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we may invest the net proceeds from this offering in one or a variety of capital preservation investments, which may include short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our historical net tangible book value of our common stock as of March 31, 2021 was approximately $17.6 million, or $0.20 per share based upon 89,104,816 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2021.

After giving effect to the sale of 14,285,714 shares of our common stock in the aggregate amount of $50 million at an assumed offering price of $3.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 28, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $65.8 million, or $0.64 per share of common stock. This represents an immediate increase in net tangible book value of $0.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.86 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of 14,285,714 is sold at the assumed offering price of $3.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 28, 2021. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$3.50
Historical net tangible book value per share as of March 31, 2021	$0.20
Increase in net tangible book value per share attributable to the offering	0.44
As adjusted net tangible book value per share as of March 31, 2021 after giving effect to the offering		0.64
Dilution per share to new investors participating in the offering		$2.86

The above discussion and table are based on 89,104,816 shares of our common stock issued and outstanding as of March 31, 2021, and excludes (as of March 31, 2021):

•10,569,891shares of our common stock issuable upon the exercise of stock options outstanding pursuant to the Third Amended and Restated 2016 Equity Incentive Plan, at a weighted-average exercise price of $3.71 per share;

•2,728,771 shares of common stock available for future issuance under the Third Amended and Restated 2016 Equity Incentive Plan;

•1,925,308 shares of common stock reserved for future issuance under the Employee Stock Purchase Plan;

•155,833 shares of unvested restricted stock units outstanding;

•2,375,000 shares of our common stock issuable upon the exercise of stock options outstanding pursuant to equity compensation plans not approved by stockholders, at a weighted-average exercise price of $4.00 per share;

•1,676,923 pre-funded warrants exercisable at $0.001 per share;

•4,002,380 warrants to purchase shares of our common stock at a weighted average exercise price of $12.50 per share; and

•6,285,715 shares of common stock issuable upon the conversion of Series B Non-Voting Convertible Preferred Stock, all of which were converted into shares of our common stock in April 2021.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC, the Agents, under which we may offer and sell up to $50.0 million of our shares of common stock from time to time through the Agents. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify an Agent (the “Designated Agent”) of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Designated Agent, unless the Agent declines to accept the terms of such notice, the Designated Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Designated Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Designated Agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the sales agreement, will be approximately $0.2 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Designated Agent will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the corresponding sales price and the issuance price payable to us.

In connection with the sale of the shares of common stock on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Designated Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and each Agent may each terminate the sales agreement at any time upon ten days’ prior notice or by each Agent at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common stock or to enforce contracts for the sale of our common stock.

The Agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cerecor Inc. Cantor Fitzgerald & Co. and RBC Capital Markets, LLC are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.cerecor.com. The information on our website, however, is not, and shall not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC, and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 8, 2021;

•Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 13, 2021;

•Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 7, 2021, January 8, 2021, March 1, 2021, March 17, 2021, March 31, 2021, June 8, 2021, June 16, 2021, June 21, 2021 and June 23, 2021, in each case only to the extent the information in such report is filed and not furnished; and

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 2015, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our stock performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

CERECOR INC.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
(410) 522-8707

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS
$150,000,000 of
Common Stock
Preferred Stock
Debt Securities and/or
Warrants

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered and the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement or any related free writing prospectus is inconsistent with the information in this prospectus, then the information in that prospectus supplement or any related free writing prospectus will apply and will supersede the information in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement or any related free writing prospectus. For more detailed information, see “Plan of Distribution” in this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CERC.” On March 5, 2021, the last reported sale price of our common stock was $3.10 per share. The applicable prospectus supplement or any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement or any related free writing prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, in any accompanying prospectus supplement, any related free writing prospectus and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 19, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may offer shares of our common stock, shares of our preferred stock, debt securities, or warrants for such securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement or any related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and any related free writing prospectus and the documents incorporated by reference into this prospectus, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
To the extent there are inconsistencies between this prospectus, any prospectus supplement and any related free writing prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Cerecor,” “Company,” “we,” “us” and “our” refer to Cerecor Inc.

Company Overview

We are a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare and orphan diseases. The Company is advancing its clinical-stage pipeline of innovative therapies that address unmet patient needs within rare and orphan diseases. The Company's rare disease pipeline includes CERC-801, CERC-802 and CERC-803 (“CERC-800 compounds”), which are in development for therapies for congenital disorders of glycosylation and CERC-006, an oral mTORC1/2 inhibitor in development for the treatment of complex lymphatic malformations. The Company is also developing two monoclonal antibodies, CERC-002 and CERC-007. CERC-002 targets the cytokine LIGHT (TNFSF14) and is in clinical development for the treatment of severe pediatric-onset Crohn's disease and COVID-19 acute respiratory distress syndrome (“ARDS”). CERC-007 targets the cytokine IL-18 and is in clinical development for the treatment of Still’s disease (adult onset Still’s disease (“AOSD”) and systemic juvenile idiopathic arthritis (“sJIA”)) and multiple myeloma (“MM”). CERC-006, 801, 802 and 803 have all received Orphan Drug Designation (“ODD”) and Rare Pediatric Disease Designation (“RPDD”), which makes all four eligible for a priority review voucher (“PRV”) upon approval from the U.S. Food and Drug Administration (“FDA”).

The Company continues to explore strategic alternatives for its non-core assets, including its commercialized product, Millipred®, an oral prednisolone indicated across a wide variety of inflammatory conditions, and its neurology pipeline assets.

Our Strategy
Our strategy for increasing stockholder value includes:

•Advancing our pipeline of compounds through development and to regulatory approval;
•Acquiring or licensing rights to targeted, complementary differentiated preclinical and clinical stage compounds;
•Developing the go-to-market strategy to quickly and effectively market, launch, and distribute each of our compounds that receive regulatory approval; and
•Opportunistically out-licensing rights to indications or geographies

Corporate Information

Our principal executive offices are located at 540 Gaither Road, Suite 400, Rockville, Maryland 20850 and our telephone number is (410) 522‑8707. Our website address is www.cerecor.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

“Cerecor”, the Cerecor logo and other trademarks or service marks of Cerecor Inc. appearing in this prospectus are the property of Cerecor Inc. Our company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and we have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies under the Exchange Act.
Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; or warrants for such securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any offering. However, no prospectus supplement nor any related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement or any related free writing prospectus:

•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.

Common Stock

Under our amended and restated certificate of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share. As of March 5, 2021 we had 89,104,816 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. As of March 5, 2021, we had 1,257,143 shares of preferred stock outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements or any related free writing prospectus in the certificate of designation relating to that series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement or any related free writing prospectus relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants. As of March 5, 2021, excluding 1,676,923 pre-funded warrants exercisable at $0.001 per share (the “Pre-Funded Warrants”), we had outstanding 4,002,380 warrants to purchase shares of our common stock at a weighted average exercise price of $12.50 per share, subject to adjustment upon occurrence of certain conditions, including but not limited to stock dividends and splits, distribution of property, or certain fundamental transactions, and, subject to certain limitations, in some cases for subsequent rights offerings. The Pre-Funded Warrants are exercisable at any time after their original issuance and do not expire.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Any convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement or any related free writing prospectus will so indicate. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “CERC.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any securities you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with SEC on March 8, 2021, which is incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement or any related free writing prospectus hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. Please refer to the sections entitled “Special Note Regarding Forward-Looking Statements,” “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make.

You should refer to the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, except as may be required by law, even if our estimates change, and readers should not rely on our forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

USE OF PROCEEDS
Unless we otherwise indicate in the applicable prospectus supplement or any free writing prospectus relating to a specific offering, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•on or through the facilities of The Nasdaq Capital Market or any other security exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, we will describe any commissions we will pay the agent in the prospectus supplement and we will include the net proceeds payable to us. The prospectus supplement will also include any over-allotment options. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of our amended and restated certificate of incorporation and amended and restated bylaws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.
General

Under our amended and restated certificate of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which 2,857,143 shares were designated as our Series B Non-Voting Convertible Preferred Stock (discussed below) and the remainder of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 5, 2021 we had 89,104,816 shares of common stock outstanding and 1,257,143 shares of preferred stock outstanding.

Common Stock

Voting

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Warrants

As of March 5, 2021, excluding 1,676,923 pre-funded warrants exercisable at $0.001 per share, we had outstanding 4,002,380 warrants to purchase shares of our common stock at a weighted average exercise price of $12.50 per share, subject to adjustment upon occurrence of certain conditions, including but not limited to stock dividends and splits, distribution of property, or certain fundamental transactions, and in some cases for subsequent rights offerings. The Pre-Funded Warrants are exercisable at any time after their original issuance and do not expire. The Pre-Funded Warrants cannot be exercised if such exercise would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and certain related persons) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, but not in excess of 19.99%, upon at least 61 days’ prior notice from the holder to us. Upon certain fundamental transactions (as defined in the Pre-Funded Warrants), the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements or any related free writing prospectus in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price per share;
•the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred stock;
•preemption rights, if any;

•restrictions on transfer, sale or other assignment, if any;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The DGCL, the corporate law of our state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Convertible Preferred Stock
On December 26, 2018, we filed a Certificate of Designation of Preferences of Series B Non-Voting Convertible Preferred Stock (the “convertible preferred stock”) (the “Certificate of Designation”) classifying and designating the rights, preferences and privileges of the convertible preferred stock. The Certificate of Designation authorized 2,857,143 shares of convertible preferred stock. The convertible preferred stock converts to shares of common stock on a 1-for-5 ratio and has the same rights, preferences, and privileges as common stock other than it holds no voting rights. As of March 5, 2021, we had 1,257,143 shares of convertible preferred stock outstanding.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons to acquire control of us to first negotiate with us. We believe that the benefits of increase protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Subject to certain exceptions, Section 203 defines an “interested stockholder” as an entity or person (other than the corporation or any direct or indirect majority-owned subsidiary of the corporation) who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);
•provide that the authorized number of directors may be changed only be resolution of our board of directors;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;
•do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and
•provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officers or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty;

•any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or
•any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.
The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CERC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement or related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement or related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•the title of such securities;
•the offering price or prices and aggregate number of warrants offered;
•the currency or currencies for which the warrants may be purchased;
•if applicable, the designation and terms of the securities and the exercise price with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•the terms of any rights to force the exercise of the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any,

or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the Registration Statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•the title;
•the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;
•the maturity date;
•the principal amount due at maturity;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;
•whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment or interest and the maximum length of any such deferral period;
•the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;
•a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•any provisions for payment of additional amounts for taxes;
•whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•events of default;
•whether we and/or the indenture trustee may change an indenture without the consent of any holders;
•the form of debt security and how it may be exchanged and transferred;

•description of the indenture trustee and paying agent, and the method of payments; and
•any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•does not limit the amount of debt securities that we may issue;
•allows us to issue debt securities in one or more series;
•does not require us to issue all of the debt securities of a series at the same time;
•allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.
EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We maintain a website at www.cerecor.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37590. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 8, 2021;
•our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 7, 2021, January 8, 2021 and March 1, 2021, in each case only to the extent the information in such report is filed and not furnished; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 2015, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cerecor Inc., 540 Gaither Road, Suite 400 Rockville, Maryland 20850; telephone: (410) 522-8707.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

UP TO $50,000,000

COMMON STOCK

PROSPECTUS SUPPLEMENT

Cantor	RBC Capital Markets

July 2, 2021